Exhibit 99.1

GAIN Capital Reports First Quarter 2014 Results
- Continued growth of operating metrics
- Net revenue rose 52% to $75.8 million
- Adjusted EBITDA of $9.5 million

BEDMINSTER, N.J., May 8, 2014 -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the first quarter ended March 31, 2014.
“Trading conditions in the first quarter, particularly the major currencies’ narrow trading ranges, resulted in a challenging quarter for our retail OTC business, which muted our overall first quarter financial results,” said Glenn Stevens, Chief Executive Officer. “However, our operating metrics remain strong, with trading volume, active and funded accounts, client assets and futures contracts all experiencing double-digit growth over the first quarter of 2013 and strong sequential growth. We are very pleased with our ability to continue to attract customers and provide them with world-class service, which we expect will translate into growth in our financial results when trading conditions improve,” added Mr. Stevens.

“Our commission-based business, which includes our institutional and exchange-traded futures businesses, showed strong growth in the quarter and continue to drive our revenue diversification efforts. These complementary businesses represented 39% of our overall revenue for the quarter,” Mr. Stevens continued. “The completed acquisitions of Global Asset Advisors and Top Third Ag Marketing and pending acquisition of Galvan Research will contribute to the further expansion of our commission-based revenue, and we expect these transactions to be accretive in 2014,” added Mr. Stevens.

“In addition, we continue to make progress achieving our target cost synergies arising from our acquisition of GFT late last year and expect the realization of those cost savings to ramp significantly in the remaining quarters of 2014. Moreover, we have initiated additional cost-cutting actions that we expect will further reduce our expense base in the coming quarters. With strong client engagement, successful M&A activities which deliver revenue growth and diversification and a continued focus on expense management, we are confident in our ability to deliver long-term shareholder value,” concluded Mr. Stevens.

Retail OTC Business
In the first quarter of 2014, GAIN’s retail OTC trading business generated revenue of $47.0 million, compared to $35.3 million in the first quarter of 2013. Total retail OTC trading volume during the quarter was $566.3 billion, compared to $431.8 billion for the same period in 2013.
Commission Business
In the first quarter of 2014, GAIN’s commission-based business, which includes institutional forex and exchange traded futures, generated total revenue of $29.8 million, compared to $10.9 million in the first quarter of 2013. The institutional business generated total revenue of $23.3 million in the quarter, compared to $6.2 million for the same period in 2013. Institutional trading volume was $1.3 trillion in the first quarter of 2014, compared to $889.9 billion a year earlier. The exchange-traded futures business generated revenue of $6.5 million in the first quarter of 2014, compared to $4.7 million in the same period in 2013. Total contracts in the first quarter of 2014 were 1,609,796, compared to 1,282,066 in the same period in 2013.

First Quarter Metrics
(Comparisons below are referenced to results for the first quarter 2013)

•	Net revenue of $75.8 million, up 52% from $49.8 million

•	Net income of $1.6 million, or $0.04 per diluted share, compared with net income of $4.3 million, or $0.11 per diluted share

•	Adjusted net income* of $3.3 million, or $0.08 per diluted share

•	Adjusted EBITDA* of $9.5 million, up 27% from $7.5 million

•	Retail OTC trading volume of $566.3 billion, up 31% from $431.8 billion

•	Institutional trading volume of $1.3 trillion, up 46% from $889.9 billion

•	Futures contracts of 1,609,796, up 26% from 1,282,066

•	Total retail client assets of $805.9 million, up 76% from $456.9 million

(*See below for reconciliation of non-GAAP financial measures)

Dividend
GAIN’s Board of Directors declared a quarterly dividend of $0.05 per share, to be paid to be paid on June 20, 2014 to shareholders of record as of June 12, 2014.
Conference Call
GAIN will host a conference call today, Thursday May 8, 2014 at 5:00 p.m. ET. Participants may access the live call by dialing +1-877-317-6789 (U.S. domestic), or +1-412-317-6789 (international).
A live audio webcast of the call and a copy of the accompanying presentation will also be available on the Investor Relations section of the GAIN website (http://ir.gaincapital.com). A PDF copy of the earnings presentation will also be available on the Investor Relations website.
An audio replay will be made available for one month starting approximately two hours after the call by dialing +1-877-344-7529 in the U.S. or +1-412-317-0088 from abroad, and entering passcode 10045277#.

About GAIN Capital
GAIN Capital Holdings, Inc. (NYSE: GCAP) is a global provider of online trading services. GAIN's innovative trading technology provides market access and highly automated trade execution services across multiple asset classes to a diverse client base of retail and institutional investors.
GAIN's businesses include FOREX.com, which provides retail traders around the world access to a variety of global OTC financial markets, including forex, precious metals and CFDs on commodities and indices; GTX, a fully independent FX ECN for hedge funds and institutions and OEC, an innovative online futures broker.

GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Hugh Collins and Lynn Morgen
MBS Value Partners
+1 212.750.5800
gain@mbsvalue.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Condensed Consolidated Statements of Operations
In millions except share data
(unaudited)

	Three Months Ended
	March 31,
	2014	2013
REVENUE:
Trading revenue	$47.0	$35.3
Commission revenue	29.8	10.9
Other revenue	0.1	3.6
Total non-interest revenue	76.9	49.8
Interest revenue	0.4	0.1
Interest expense	1.5	0.1
Total net interest expense	(1.1)	—
Net revenue	75.8	49.8
EXPENSES:
Employee compensation and benefits	21.8	15.0
Selling and marketing	6.1	5.4
Referral fees	19.6	10.2
Trading expense	6.3	3.8
General and administrative	9.3	5.6
Depreciation and amortization	2.7	1.6
Purchased intangible amortization	1.0	0.6
Communication and technology	4.0	2.2
Bad debt provision	0.6	0.2
Acquisition expense	0.4	—
Restructuring	0.4	—
Integration	1.5	—
Total	73.7	44.6
Income before tax expense	2.1	5.2
Income tax expense	0.4	0.9
Net income	$1.7	$4.3
Net income attributable to non-controlling interest	0.1	—
Net income applicable to Gain Capital Holdings Inc.	$1.6	$4.3
Earnings per common share:
Basic	$0.04	$0.12
Diluted	$0.04	$0.11
Weighted averages common shares outstanding used
in computing earnings per common share:
Basic	39,543,586	35,052,375
Diluted	42,627,628	37,331,592

Condensed Consolidated Balance Sheet
In millions, except share data
(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS:
Cash and cash equivalents	$40.0	$39.9
Cash and securities held for customers	805.9	739.3
Short term investments	0.8	0.8
Receivables from banks and brokers	211.4	227.6
Property and equipment - net of accumulated depreciation	17.0	17.1
Prepaid assets	8.0	8.8
Goodwill	26.2	14.2
Intangible assets, net	41.8	34.8
Other assets	35.8	28.6
Total assets	$1,186.9	$1,111.1
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customer, brokers, dealers, FCM'S and other regulated entities	$805.9	$739.3
Accrued compensation & benefits	6.2	13.0
Accrued expenses and other liabilities	55.6	55.2
Income tax payable	5.5	3.8
Senior convertible notes	66.5	65.4
Total liabilities	$939.7	$876.7
Non-controlling interest	8.4	—
Shareholders' Equity	238.8	234.4
Total liabilities and shareholders' equity	$1,186.9	$1,111.1

(*) Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net income is a non-GAAP financial measure and represents our net income excluding restructuring, acquisition and integration related expenses. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Adjusted Net Income and Adjusted EPS
In thousands, except per share data
(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net Income	$1.6	$4.3
Add back, net of tax:
Acquisition expense	0.3	—
Restructuring	0.3	—
Integration	1.1	—
Adjusted net income	3.3	4.3

Adjusted earnings per common share:
Basic	$0.08	$0.12
Diluted	$0.08	$0.11
Weighted averages common shares outstanding used
in computing earnings per common share:
Basic	39,543,586	35,052,375
Diluted	42,627,628	37,331,592

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation and amortization, restructuring, acquisition and integration expenses. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.
Adjusted EBITDA Margin is adjusted EBITDA over net revenue excluding interest expense.

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
In millions
(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net revenue	75.8	49.8
Interest expense	1.5	0.1
Net revenue (ex. interest expense)	77.3	49.9

Net income	$1.6	$4.3
Add back:
Depreciation and amortization	2.7	1.6
Purchased intangible amortization	1.0	0.6
Interest expense	1.5	0.1
Income tax expense	0.4	0.9
Acquisition expense	0.4	—
Restructuring	0.4	—
Integration	1.5	—
Adjusted EBITDA	9.5	7.5
Adjusted EBITDA Margin	12%	15%

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. The forward-looking statements contained in this earnings release include, without limitation, statements relating to GAIN Capital's expectations regarding the opportunities and strengths of the combined company created by the combination of GAIN and GFT, anticipated cost and revenue synergies as well as expected growth in financial and operating metrics, the strategic rationale for the business combination, including expectations regarding product offerings, growth opportunities, value creation, and financial strength. A variety of important factors could cause results to differ materially from such statements. These factors include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, including changes in regulation of futures companies, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, including the successful integration of GFT, our ability to effectively compete in the OTC products and futures industries, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital's views as of the date of this earnings release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.